WSFS Financial EXHIBIT 99.1 Corporation Q4 2019 Investor Update January 31, 2020

Forward Looking Statements and Non-GAAP Financial Measures Forward Looking Statements This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail the Company's Form 10-K for the year ended December 31, 2018 and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include adjusted net income, core net revenue, core noninterest income, core noninterest expense and related measures. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. 2

Table of Contents 2019 Results Page 4 2020 Outlook Page 8 WSFS Franchise and Markets Page 14 Lines of Business Page 20 Selected Financial Information Page 26 Appendix: Non-GAAP Financial Information Page 37 3

2019 Results

4Q and Full Year 2019 Results

WSFS Financial Corporation

	4Q 2019		Full year 2019	
	GAAP	Core[1]	GAAP	Core[1]
EPS	$0.88	$0.96	$3.00	$3.74
ROA	1.48%	1.63%	1.30%	1.61%
ROTCE[1]	14.76%	16.12%	13.48%	16.61%
NIM	4.35%	4.35%	4.44%	4.44%
Fee Income/Total Revenue[2]	26.2%	26.1%	29.7%	26.6%
Efficiency Ratio	61.5%	58.0%	65.1%	56.2%

- Full-year core ROA of 1.61% and core EPS of $3.74 well exceeded our Strategic Plan goals and original Beneficial acquisition modeling.
- Core results reflect strong organic and acquisition growth, disciplined underwriting and cost management, and higher purchase accounting accretion driving strong 4Q and full-year 2019 core operating leverage[3].
- Core net revenue[1] (which includes net interest income and noninterest income) was $159.1 million for 4Q 2019, an increase of $58.4 million, or 58%, from 4Q 2018. FY 2019 core net revenue also increased 58%.
- Core noninterest expense [1] was $92.5 million for 4Q 2019, an increase of $33.3 million, or 56%, from 4Q 2018. Full-year 2019 core noninterest expense increased 50%.
- Core efficiency ratio was 58.0% in 4Q 2019, compared to 58.5% in 4Q 2018. Full year 2019 core efficiency ratio was 56.2%, improved from 59.1% in 2018.
- 4Q and FY GAAP noninterest expense includes $6.1 million and $71.8 million of net corporate development and restructuring costs related to our acquisition of Beneficial. These amounts are favorable compared to our original acquisition modeling.
- FY GAAP fee income includes $26.2 million (pre-tax), or $0.39 per share, from unrealized gains in VISA Class B shares and Spring EQ. Cumulative life-to-date realized and unrealized gains on Visa Class B shares total $50.1 million.
- WSFS repurchased $39.4 million, or 901,750 shares, of our common stock during 4Q 2019 and $91.3 million, or 2,132,390 shares, of our common stock during full-year 2019, returning over 60% of full-year adjusted net income to stockholders through dividends and stock repurchases.

(1) This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for a reconciliation to GAAP financial information.
(2) Tax-equivalent
(3) Core operating leverage is a non-GAAP financial measure calculated as the difference between core net revenue growth and core noninterest expense growth.

5

2019 Core[1] Results

WSFS Financial Corporation

Full-Year Core ROA of 1.61% vs 1.50% Original Outlook

$ in millions	Original FY 2019 Core Outlook	Full-Year 2019 Core Actual
Loan Growth [2] *Ex run-off portfolios*	Low single digits growth	-1%[3] *3%*[3]
Deposit Growth [2] *Ex Bank of Princeton Sale*	Flat to slightly decreasing	flat[3] *2%*[3]
Net Interest Margin	Just under 4.10%	4.44%
Fee Income Growth	High single digits	5%[4]
Credit Costs	$18-22 million or approximately 25bps of loans	$29.2 million 35 bps of loans
Efficiency Ratio	Approximately 58%	56.2%
Tax Rate	23-24%	23.0%

- Loan growth impacted by higher payoffs primarily due to interest rate environment
- Deposit growth impacted by branch sale to Bank of Princeton in 1H 2019 offset by organic growth and lower post-conversion-related attrition
- NIM – see slide 27 in this presentation
- Fee income growth reduced slightly primarily due to mapping of Beneficial deposits to WSFS' product suite and rate impact on certain fee income products
- Credit costs normalized somewhat after higher 1H 2019 expense
- Efficiency ratio reflects higher net interest income and integration cost synergies above originally modeled expectations

(1) Core (non-GAAP) financial information as defined in our 4Q 2019 earnings release.
(2) For further information, see slide 7 in this presentation.
(3) Represents organic growth after adjusting 2018 ending balances for portfolios acquired from Beneficial on March 1, 2019.
(4) Represents organic growth after including 2018 BNCL fee income (normalized for BNCL's insurance business, which was sold in 3Q 2018, and BNCL BOLI income due to surrender of policies in 2018).

6

Loan and Deposit Growth & Net Interest Margin

WSFS Financial Corporation

$ in millions	4Q 2019 vs 3Q 2019				
Loans	**Dec 2019**	**Sep 2019**	**$ Growth**	**% Growth**	**% Annlzd Growth**
C & I Loans	$3,341	$ 3,389	(48)	-1%	-6%
Commercial Mortgages	2,212	2,263	(51)	-2%	-9%
Construction Loans	579	512	67	13%	52%
Commercial Leases	190	171	19	11%	44%
Total Commercial Loans	**6,322**	**6,335**	**(13)**	**0%**	**-1%**
Residential Mortgage (HFS/HFI/Rev Mgt)	1,100	1,117	(17)	-2%	-6%
Consumer Loans	1,134	1,144	(10)	-1%	-3%
Total Gross Loans	**8,556**	**8,596**	**(40)**	**0%**	**-2%**
Run-Off Portfolios					
Residential Mortgage (HFI)	1,001	1,035	(34)	-3%	-13%
Student Loans Acquired from BNCL	128	129	(1)	1%	3%
Auto Loans Acquired From BNCL	49	58	(9)	-16%	-62%
Participation portfolios (CRE) from BNCL	233	247	(14)	-6%	-22%
Leveraged Loans (C&I) from BNCL	26	27	(1)	-4%	-15%
Total Run-Off Portfolios	**1,437**	**1,496**	**(59)**	**-4%**	-16%
Gross Loans ex Run-Off Portfolios	**7,119**	**7,100**	**19**	**0%**	**1%**

Deposits	**Dec 2019**	**Sep 2019**	**$ Growth**	**% Growth**	**% Annlzd Growth**
Noninterest Demand	$2,189	$ 2,269	(80)	-4%	-14%
Interest Demand Deposits	2,130	2,177	(47)	-2%	-9%
Savings	1,563	1,563	0	0%	0%
Money Market	2,100	1,952	148	8%	30%
Total Core Deposits	**7,982**	**7,961**	**21**	**0%**	**1%**
Customer Time Deposits	1,357	1,330	27	2%	8%
Total Customer Deposits	**9,339**	**9,291**	**48**	**1%**	**2%**

- Loan growth impacted by anticipated declines in run-off portfolios and increased overall paydown and payoff activity due to the lower interest rate environment
- C&I and CRE impacted by elevated payoffs and paydowns, resulting from the current interest rate environment and competitive pricing environment
- Deposit growth impacted by anticipated post-conversion-related attrition and seasonal declines in public funding balances

7

2020 Outlook

2020 Core[1] Outlook

WSFS Financial Corporation

	FY 2020 Core Outlook	Commentary
Loan Growth *Ex run-off portfolios*	Low-mid single digits *(Mid-high single digits)*	Growth in C&I, CRE, leasing and consumer portfolios, partially offset by continued purposeful runoff of residential mortgage and non-relationship legacy Beneficial CRE, student, and auto portfolios.
Deposit Growth	Mid single digits	Mid-high single digit core deposit growth, partially offset by purposeful reduction of time deposits and shortening maturities, along with anticipated modest post-conversion attrition.
Net Interest Margin	4.10% - 4.15%	Full-year of 2019 FOMC rate reductions, one 25 bp rate decrease assumed in June 2020, deposit betas consistent with most recent rising rate cycle, and lower purchased loan accretion.
Fee Income Growth *Ex near-term headwinds*	Low single digits *(High single digits)*	Double digit increases in Wealth and Mortgage businesses, offset by lower Cash Connect bailment revenue from the lower rate environment, Durbin (effective July 2020), and full-year impact of conversion-related product mapping.
Credit Costs	$20-24 million (approximately 26 bps of loans)	Includes $30-40 million increase in day-one allowance for credit losses (ACL) upon CECL adoption[2] with offset to equity absorbed ratably through 2023 for regulatory capital.
Efficiency Ratio	Approximately 59%	Includes achievement of originally modeled integration cost savings. Increase from 2019 of approximately 260 bps due to lower interest rate environment and accelerated Delivery Transformation costs.
Tax Rate	Approximately 24%	Consistent with Strategic Plan. Slight increase from 2019 due to lower expected stock-based compensation activity.

(1) Core (non-GAAP) financial information as defined in our 4Q 2019 earnings release.
(2) For further information on our adoption of CECL, see slide 13 in this presentation.

9

2019-2021 Strategic Plan Update Favorable impact from revenue synergies and cost efficiencies partially offsetting impact from lower rate environment in 2020 and 2021 Fed Funds Rate (year-end) Core Return on Average Assets 4.00% 1.80% (2) 3.00% Impact of Interest 1.73% Rate Environment (1.00%) (1.50%) (1.75%) 1.70% 2.00% 3.25% (2) 2.75% 3.00% 1.61% 1.61% 1.00% 1.60% 1.75% 1.50% 1.50% 0.00% 1.51% 1.50% 2019 2020 2021 1.50% 1.44% Strategic Plan Actual/Outlook 1.40% • Rate environment lower by 1.30% 150 bps and 175 bps in 2020 1.20% and 2021, respectively. 1.10% • 2021 resumes expected year- over-year improvement in 1.00% 2019 2019 Actual (1) 2020 2020 2021 2021 ROA due to continued growth, Strategic Strategic Outlook Strategic Outlook scale, and synergies. Plan Plan Plan (1) 2019 Actuals reflect closing of Beneficial acquisition on 3/1/ 2019 (2) Estimated ROA impact of 22 bps in 2020 and 26 bps in 2021 from interest rate environment (150 bps in 2020 and 175 bps in 2021) on net interest margin 10 and loan balances

Delivery Transformation Strategy to meld physical and digital delivery, consistent with our brand, by enabling our Associates with the latest technology and actionable data to better serve our Customers. Initial investment will be accelerated to 3 years based on the continued rapid evolution of technology and the opportunity to enhance Customer experience and operational efficiencies, accelerating ROI. 2019 Review ✓ Established strategic objectives for Delivery Transformation ✓ Finalized program roadmap with prominent consulting firm ✓ Hired Chief Digital Officer and identified resource needs for Delivery Transformation team ✓ Launched pilot of ®, a highly personalized messaging application that securely connects WSFS Customers to their selected live Personal Banker ✓ Completed the redesign of WSFSbank.com; early observations indicate a 100% increase in user activity while using the website ✓ Introduced Zelle® for mobile payments 11

Delivery Transformation 2020 Program Focus and Outlook Full-Year Gross Investment of $15.2mm; $9.7mm Net Expense; $8.2mm Net of Revenue Lift Customer Acquisition Expected Benefits from 2020 Initiatives • Expand nCino capabilities • Initiate implementation of enterprise-wide CRM, piloting Wealth and • Grow Customer acquisitions at lower CTA Private Banking • Enhance and expedite onboarding process • Advanced Customer targeting & marketing strategies based on Customer segmentation • Deepen and strengthen Customer relationships Customer Experience • Capture cross-sell opportunities • Launch improved online and new mobile account opening solutions • Improve Customer retention • Automated & guided sales / onboarding tool leveraging tablet • Timely and deeper insights from interface with dynamic customized experience Customer feedback • Integrated real-time, transaction-specific Customer experience • Digitize & automate processes surveys in mobile/online channels • Increase Associate productivity and engagement Infrastructure • Evolve infrastructure for increased flexibility and • Implement enterprise-wide middleware platform expedite future technology integrations • Begin transformation of architecture • Scope and design sales and service platform 2021 and beyond: Continue to invest in our digital capabilities and provide best-in-class solutions consistent with our brand, for our Customers and Associates. 12

CECL Adoption

CECL Transition

- Day 1 ACL reflects estimated expected lifetime credit losses for the Bank's portfolios, based on our
  - Modeling methodology
  - Historical loss experience
  - Organic/acquired portfolio mix
  - Asset class mix (incl. investment securities)
  - Economic forecasts

Expected CECL Impact to Day 1 ACL

- Estimate ACL will increase $30 to $40 million from year-end 2019 reserves
- Anticipate ACL coverage ratio (incl. acquired loans) of 90 to 100 bps
- Elected to phase-in CECL transition capital impact through 2023, at 25% per year. Proforma amounts based on estimated ACL increase (See chart)

2020 Outlook

- Expect $20 - $24 million (or approx. 26 bps) for the year, inclusive of OREO/loan workout and other credit expenses
- Credit losses can be uneven from quarter to quarter
- Impact of PCD loans on net interest income, if any, would be minimal

DAY 1 ACL

BY PORTFOLIO TYPE



Consumer 18%
CRE Investor 11%
Res. Mtg 11%
Construction 5%
Owner Occupied 4%
Leases 3%
C&I 48%

BY KEY INPUT



Acquired Portfolio 28%
Organic Portfolio 66%
Qualitative Factors 6%

WSFS Financial Corporation (1)
Proforma Selected Capital Ratios
(Based on estimated $35MM ACL Increase)



0.00%
-0.05%
-0.10%
-0.15%
-0.20%
-0.25%
-0.30%
2020
2021
2022
2023
Tier 1 Leverage Ratio (Core)
Common Equity Tier 1 Ratio
Tier 1 Risk-Based Capital Ratio
Tangible Common Equity to Asset Ratio

(1) WSFS Bank capital ratios impact consistent with WSFS Financial Corporation

13

WSFS Franchise and Markets

The WSFS Franchise - Overview • Largest independent bank and trust co. HQ in Delaware and greater Philadelphia region(1) • $12.3 billion in assets • $20.1 billion in fiduciary assets, including $2.7 billion in assets under management • 126 offices • Founded in 1832, WSFS is one of the ten oldest banks in the U.S. • Major business lines • Commercial • Retail • Wealth Management * • Cash Connect® * • Equipment Leasing * * National presence (1) As of 12/31/19 15

The WSFS Franchise - Strategic Growth Opportunity

At $12.3 billion in assets at 12/31/19, WSFS fills a long-standing service gap in our market between larger regional/national banks and smaller community banks

WSFS Financial Corporation

MSA: Philadelphia-Camden-Wilmington (PA/NJ/DE/MD)


WSFS bank

#	Institution Name	Total Deposits ($MM)	Market Share
1	Wells Fargo Bank NA	$30,865	18.75%
2	TD Bank NA	$28,192	17.13%
3	Bank of America NA	$15,805	9.60%
4	PNC Bank NA	$15,168	9.21%
5	Citizens Bank NA	$11,373	6.91%
6	**WSFS Bank**	**$8,697**	**5.28%**
7	M & T Bank	$8,204	4.98%
8	BB & T	$4,667	2.84%
9	Univest Bank and Trust Co.	$3,656	2.22%
10	Bryn Mawr Trust Co.	$3,483	2.12%
11	Santander Bank NA	$3,134	1.90%
12	Fulton Bank NA	$3,046	1.85%
13	Republic First Bank	$2,526	1.53%
14	Firstrust Savings Bank	$2,402	1.46%
15	KeyBank NA	$2,400	1.46%

WSFS has more than twice the market share of the next largest local community bank in our MSA.

- 3rd largest metro in the Northeast –$445 billion regional economy
- 5th largest depository MSA in the U.S.
- 8th largest MSA population in the U.S.
- Major Industries: life sciences, energy and manufacturing, technology, and financial services
- Employment growth 11/2018 – 11/2019: 1.0%(1)
- 4th largest university population among all U.S. metro areas (over 100 colleges and universities)
- 14 major health systems with over 100 hospitals
- Major transportation hub, conveniently located along I-95 corridor, Amtrak's Northeast Regional Line, and home to Philadelphia International Airport

Note: Market Share data excludes brokered deposits and non-traditional banks (e.g. credit card companies). Market share data as of June 30, 2019; Source: FDIC
Sources: U.S Bureau of Economic Analysis, S&P Global Market Intelligence, U.S. Census Bureau, Select Greater Philadelphia Council, U.S Bureau of Labor Statistics
(1) Not seasonally adjusted – November 2019

16

The WSFS Franchise - Our Markets

Philadelphia-Camden-Wilmington MSA

WSFS Financial Corporation

Regional Employment Composition[1]

Diversity of industries drives stable and favorable employment and economic growth in our markets



Mining, logging, and construction 4%
Manufacturing 6%
Trade, transportation, and utilities 18%
Information 2%
Financial activities 7%
Professional and business services 16%
Education and health services 23%
Leisure and hospitality 9%
Other services 4%
Government 11%

Regional Statistics

- Population: ~6.1 million
- Number of Households: ~2.3 million
- Unemployment 4.0%[2]
- Median Household Income: ~$71,000
  - *(approx. 10% higher than the US overall)*
- Median Home Value (owner-occupied housing units): ~$256,000
  - *(approx. 10% higher than the US median)*
- Per Capita Income: ~$38,400
  - *(approx. 10% higher than the US overall)*

Sources: U.S. Census Bureau , U.S Bureau of Labor Statistics
(1)Chart Data Source: Bureau of Labor Statistics: Employees on nonfarm payrolls by industry supersector, Philadelphia-Camden-Wilmington MSA, not seasonally adjusted; January 2019.
(2) Unemployment rate is for the Philadelphia-Camden-Wilmington MSA. Preliminary, not seasonally adjusted - November 2019.

17

The WSFS Franchise: Delivering Growth and High Performance 18

Business Model and Total Shareholder Returns Total Shareholder Returns2 NASDAQ KBW WSFS Bank Index Bank Index 1 year 17.3% 24.4% 36.1% 3 year -2.6% 10.0% 32.8% 5 year 79% 65% 72% 10 year 446% 198% 226% (1) Completed by the Gallup Organization, as of December 31, 2019. (2) Per Bloomberg; closing price as of December 31, 2019. 19

Lines of Business

Commercial Banking Local, relationship-focused lending including cash management, wealth management, and private banking services Business Banking Middle Market Comm. Real Estate Small Business SBA Lending Revenues: Revenues: Revenues: Revenues: Profit: $3 million - $20 million+ $20 million-$150 million N/A $250,000 - $5 million+ Up to $5 million Loan Exposure: Loan Exposure: Loan Exposure: Loan Exposure: Loan Exposure: $1 million – $15 million+ $5 million – $30 million+ $3 million – $30 million+ up to $1.5 million up to $5 million Average Exposure: Average Exposure: Average Exposure: Average Exposure: Average Exposure: $0.5 million $1.3 million $2.3 million $0.1 million $0.2 million 35 Relationship Managers 6 Relationship Managers 15 Relationship Managers 19 Relationship Managers 5 Relationship Managers Disciplined Credit and Underwriting Philosophy In Delaware and Pennsylvania, WSFS Bank ranks 1st in Overall • Conservative lending and concentration limits Satisfaction, Ease of Doing (1) • CRE : 220% Business and Values Long-Term (2) • Construction : 57% Relationships among commercial • Concentration limits by industry, CRE, project businesses surveyed. and individual borrower • House Limit: $70 million at 12/31/2019 • 4 relationships >$50 million Source: Greenwich Associates 2018 (1) Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier 1 Capital and ALLL. (2) Defined as Construction (excluding owner occupied) exposure divided by the sum of Tier 1 Capital and ALLL. 21

Retail Banking

WSFS Financial Corporation

Relationship-focused community banking model with 93 banking offices & nearly 500 ATMS[(2)]

Recently optimized retail footprint through 25% reduction of branch locations

Branch & ATM Network	Online & Mobile	Banking	Borrowing	Mortgage
Locations across Delaware, southeastern Pennsylvania and southern New Jersey	Over 120K active online banking users and over 76K active mobile banking users	Providing Customers with a wide range of options to make banking simple, intuitive and seamless	Meeting Customers' borrowing needs through in-house originations and strategic partnerships	Offering a full range of mortgage products with national capabilities, world-class service and local-decision making
Operates universal banking model to maximize staffing efficiencies while providing a superior Customer experience	Highly rated mobile banking application that provides a range of functionality including WSFS SnapShot Deposit, Zelle® and WSFS Mobile Cash	Deposit Products: • Noninterest DDA • Interest DDA • Savings • Money Market • Time Deposits	Consumer Loan Products: • Installment • HELOC • Personal Lines • Credit Cards • Student Loans	Significant contributor to fee income through our originate and sell mortgage model


WSFS bank

Voted **#1 "Top Bank" in Delaware eight years in a row** by readers of *The News Journal*

68% of WSFS Customers surveyed rated us a "5" out of 5, saying "WSFS is the perfect bank for people like me." (1)

(1) Completed by the Gallup Organization, as of December 31, 2019
(2) 473 ATMs at 12/31/2019

22

NewLane Finance

Micro & Small Ticket Commercial Equipment Financing

WSFS Financial Corporation

Background:
- Co-founded in 2017 by industry veterans who built Marlin Business Services from a start-up to a publicly-traded company (Nasdaq: MRLN)
- WSFS owns ~83% of the Company

Market Size:
- Micro & Small Ticket Equipment Leasing is a $100 billion segment with over 100 thousand equipment dealers and 31 million small businesses nationwide

Product Offering:
- Lease/Loan to finance business critical equipment
- Deal size ranges from $3,000 - $5,000
  - Average deal size approx. $20,000
- Yields range 6%-25%, terms 12-72 months
- Stable credit default risk; 1.5% per year
- Minimal residual exposure

Value Proposition:
- Provide a better lending experience through advanced technologies, customer-centric approach and transparent business lending practices
- Deliver simple, fast, & competitive financing solutions


NEWLANE FINANCE
Attractive Risk Adjusted Margins
Simple, Fast and Convenient Offer
Superior Customer Experience
Small and Mid-Size Business Market Focus
Vendor Relationship Model
Advanced Technology Platform

BUSINESS LENDING **DONE RIGHT**™

23

WSFS Wealth Full-Service, Relationship-based Wealth Management Financial Highlights 4Q 2019 Net Revenue: $15.3 million 4Q 2019 Pre-tax Income: $5.2 million $20.1 billion in fiduciary assets, including $2.7 billion in assets under management at 12/31/2019 Private Banking Services for Commercial Customers Wealth Management Services for Retail Customers 24

Cash Connect®

Leading National Provider of Cash Logistics

WSFS Financial Corporation



ATM
Vault Cash
"Bailment"
Smart
Safes
Armored
Carrier
Management
Cash
Forecasting &
Reconcilement
Services
Insurance
WSFS
Branded
ATMs
CashConnect
INNOVATING CASH LOGISTICS

$11.3 million in net revenue (fee income less funding costs) and $1.1 million in pre-tax income in 4Q 2019

- **5 year CAGR[2] for net revenue is 13%**

Manages 473[1] branded ATMs for WSFS Bank; one of the largest networks in our footprint

Oldest and second largest vault cash provider in the ATM industry - over $1.4 billion in vault cash supplied or managed at 12/31/2019

Approximately 31,100 non-bank ATMs & retail safes in all 50 states

- **~10,000 devices utilizing armored car management and/or cash forecasting**
- **Support ~100 ATM ISOs**
- **Over $25 billion in annual non-bank cash funding**

Serves as an innovation center for the company, both expanding core ATM offerings and additional payment, processing and software-related activities; e.g., launched WSFS Mobile Cash



(1) As of 12/31/2019
(2) 5 years ending 12/31/2019

25

Selected Financial Information

Net Interest Margin – 2019 and FY 2020 Outlook 5.00% 4.05 - 4.10 - 4.30% 4.68% 4.38% 4.35% 4.44% 4.10% 4.15% 4.75% • FY 2019 net interest margin includes 4Q 19 NIM (ex BNCL 0.22% 4.50% accretion) of 3.88%, 34 bps of 0.13% modeled BNCL accretion and 13 0.12% 4.25% 0.37% 0.13% bps of incremental BNCL 0.19% (0.05 to 0.10%) 0.32% accretion from payoffs driven 0.36% 0.34% 4.00% primarily from the interest rate 0.29% 0.30% environment 3.75% • 2020 Outlook includes full-year 3.80% 4.11% 4.09% 3.90% 3.88% 3.99% 3.75% of 2019 FOMC rate reductions, 3.50% one 25 bp rate decrease assumed in June 2020, deposit 3.25% betas consistent with most recent rising rate cycle, and 3.00% FY 2019 1Q 2019 (1) 2Q 2019 (1) 3Q 2019 (1)(2) 4Q 2019 (1) FY 2019 FY 2020 lower purchased loan accretion Original Outlook Outlook NIM Ex Accretion Modeled BNCL Accretion Incremental BNCL Accretion (1) 1Q 2019 includes only one month combined with Beneficial; 2Q through 4Q 2019 reflect full periods combined with Beneficial (2) 3Q 2019 includes a 6bps negative impact from a $2B short-term institutional trust deposit held for 15 days during the quarter 27

Diversified & Robust Fee Income $180 Trust & Wealth (2) Cash Connect 27% $160 Bank Segment • Fee income is well diversified (2) with over 20 discrete lines of 35% $140 $44 business and products within (2) our three segments 35% $120 $41 (2) • Strong historical growth in 34% $36 each segment. 5-year CAGR: $100 (2) 35% Fee income Fee • Trust & Wealth: 19% $27 $51 (1) (1) $80 • Cash Connect: 15% $ in Millions in $ $23 $51 • Bank: 15% $43 $60 $36 • Total: 16% Total Core Total $30 $40 • 2020 Projected fee income / $66 total net revenue: 26% - 27% $44 $46 $20 $36 $40 $0 2015 2016 2017 2018 2019 (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 28 (2) %s represent fee (noninterest) income / total net revenue.

Balance Sheet Composition at December 31, 2019 Asset Composition Funding Composition Assets: $12.3 Billion; Total Funding: $12.3 Billion; Net Loans: $8.5 Billion Customer Deposits: $9.3 Billion • Commercial loans • Core deposits Other comprise 74% of the represent 85% of Borrowings 6% loan portfolio total customer Other Other Non- deposits Liabilities 3% Equity Earning Assets • C&I (including 15% 9% owner-occupied real • Non-interest and very estate), the largest low interest DDA Net Loans 70% component, makes (WAC 46 bps) Investments 18% up 39% of the net represent 46% of loan portfolio customer funding Cash Connect 3% Non- C&I Time interest 39% 15% Other Construction 7% DDA 23% Consumer Money Market CRE Interest 13% & Savings 39% 26% DDA 23% Residential Mortgages 13% Commercial Leasing 2% Loan to deposit ratio was 91% at 12/31/2019 29

Commercial Loan Portfolio Composition Outstanding Balances as 12/31/2019 No industry or CRE concentrations in the loan portfolio C&I and Owner Occupied CRE CRE Investor & Construction Real Estate Rental Mixed Use, Flex, Warehouse, Self- Special Use & and Leasing, 10% 2% Storage, General Other, 9% Industrial, 9% Other (12), 20% Accommodation Wholesale Trade, and Food Residential 5% Services, 18% Office, 17% Multi-Family, 25% Professional, Scientific and Technical Services, 5% Other Services (except Public Health Care and Administration), 11% Retail, 25% Social Assistance, Residential 1-4, 7% Construction, 8% 13% Retail Trade, 8% Manufacturing, 8% Commercial & Industrial: $2.24 billion Non Owner Occupied CRE $2.21 billion Owner Occupied CRE: $1.30 billion Construction $579 million Top 25 Relationships ($): $728 million Top 25 Relationships ($): $843 million Top 25 Relationships (% of C&I/OOCRE portfolio): 22% Top 25 Relationships (% of CRE portfolio): 30% Top 25 Relationships (% of commercial loans): 10% Top 25 Relationships (% of commercial loans): 11% 30

Interest Rate Risk(1) As of 12/31/19 (WSJ Prime @ 4.75%) 12 month Gradual(1) Instantaneous(2) BPs Change NII Impact - % NII Impact - $ NII Impact - % NII Impact - $ -100 (0.3%) ($1.2 million) (2.4%) ($10.5 million) -50 (0.1%) ($0.6 million) (0.9%) ($4.2 million) -25 (0.1%) ($0.3 million) (0.5%) ($2.0 million) +25 0.1% $0.4 million 0.5% $2.3 million +50 0.2% $0.9 million 1.0% $4.5 million +100 0.4% $1.7 million 2.0% $9.0 million Balance Sheet Drivers • High % of variable/adjustable rate to total loan portfolio: 50% – Approximately half of variable rate loans tied to 30-day LIBOR • High % core deposits: 85%; high % non-interest bearing and low-interest DDA: 46% • Solid brand and position / WSFS is a market “price leader” • Assumes long-term historical deposit beta of approximately 50% (1) WSFS IRR model estimates: Static Balance Sheet / Gradual Rate Shocks. Ramp scenarios spread rate changes evenly over 12 months. (2) WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 31

Credit Metrics Overall Credit Trends Remain Stable and Strong Criticized & Classified Loans / Tier-1 + ALLL Delinquencies (1) / Gross Loans 30% 2.00% 28% 1.80% 26% 1.60% 24% 1.40% 22% 1.20% 20% 16.89% 1.00% 18% 0.72% 0.80% 16% 0.60% 14% 12% 0.40% 13.15% 10% 0.20% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 Classified Loans Criticized Loans Delinquencies Large Relationship (2) Govt. Guaranteed Student Loans NPAs / Total Assets Net Charge-Offs (3) 2.20% 1.00% Averages as of 12/31/2019 0.80% 1.70% 1 year: 0.22% 3 year: 0.25% 0.60% 5 year: 0.25% 1.20% 0.40% 0.70% 0.32% 0.20% 0.08% 0.20% 0.00% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 (1) Includes non-accruing loans (2) One large $15.4 million, highly-seasonal relationship that was exited in 3Q 2016 32 (3) Ratio of quarterly net charge-offs to average gross loans

Capital Management

Disciplined capital management providing flexibility to grow & return profits to shareholders

WSFS Financial Corporation

Tier 1 Capital ($000s) (1)



1,440,000
1,340,000
1,240,000
1,140,000
1,040,000
940,000
840,000
740,000
640,000
540,000
14.50%
13.50%
12.50%
11.50%
10.50%
9.50%
8.50%
7.50%
11.87%
12.04%
12.66%
13.09%
13.24%
13.29%
Sep 2018
Dec 2018
Mar 2019
Jun 2019
Sep 2019
Dec 2019
Tier 1 Capital
Tier 1 Capital Ratio
Tier 1 Capital Well Capitalized

Common Equity Tier 1 Capital ($000s) (1)



1,440,000
1,340,000
1,240,000
1,140,000
1,040,000
940,000
840,000
740,000
640,000
540,000
14.00%
12.00%
10.00%
8.00%
6.00%
10.79%
10.95%
12.02%
12.45%
12.59%
12.65%
Sep 2018
Dec 2018
Mar 2019
Jun 2019
Sep 2019
Dec 2019
Common Equity Tier 1 Capital
Common Equity Tier 1 Capital Ratio
Common Equity Tier 1 Capital Well Capitalized

Tier 1 Leverage Ratio ($000s) (1)



1,440,000
1,340,000
1,240,000
1,140,000
1,040,000
940,000
840,000
740,000
640,000
540,000
15.50%
14.50%
13.50%
12.50%
11.50%
10.50%
9.50%
8.50%
7.50%
10.32%
10.37%
15.15%
11.49%
11.34%
11.54%
Sep 2018
Dec 2018
Mar 2019
Jun 2019
Sep 2019
Dec 2019
Tier 1 Capital
Tier 1 Leverage Ratio
Tier 1 Leverage Well Capitalized

Total Risk Based Capital ($ 000s) – WSFS Bank



1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
15.00%
14.50%
14.00%
13.50%
13.00%
12.50%
12.00%
11.50%
11.00%
10.50%
10.00%
9.50%
13.09%
13.37%
12.20%
12.93%
13.50%
14.01%
Sep 2018
Dec 2018
Mar 2019
Jun 2019
Sep 2019
Dec 2019
Total Capital
Total Risk Based Capital Ratio
Total Risk Based Capital Well Capitalized

(1) Holding Company ratio.

33

Share Buybacks and Dividends $120,000 $0.50 $0.47 $0.45 $0.42 $100,000 $0.40 $0.35 $80,000 $0.30 $0.30 $0.25 $60,000 $0.25 $0.21 $0.20 $40,000 CapitalReturned ($ 000s) in $0.15 Annual Dividends AnnualDividends Paidper Share $0.10 $20,000 $0.05 $- $- 2015 2016 2017 2018 2019 Dividends Routine buybacks Incremental buybacks Annual Dividend Per Share (dollars in 000s) 2015 2016 2017 2018 2019 Total Capital Returned $ 37,606 $ 22,061 $ 21,165 $ 44,419 $ 113,780 Total Shares Repurchased 1,152,233 449,371 255,000 691,742 2,132,390 WSFS has 1,004,588 shares, or approx. 2% of outstanding shares, remaining to repurchase under our current authorization. Note: 2015 adjusted to reflect 3 for 1 stock split in May 2015. 34

Strong Alignment / Capital Management • Executive management bonuses and equity awards based on bottom-line performance ROA, ROTCE and EPS growth – equally weighted • Insider ownership(1) is approximately 2% Board of Directors and Executive Management ownership guidelines in place and followed • WSFS repurchased 901,750 and 2,132,390 shares of common stock at an average price of $43.70 and $42.83 during 4Q 2019 and full-year 2019, respectively, as part of our share buyback program approved by the Board of Directors in 4Q 2018. • $71.4 million in cash remains in the Holding Company as of 12/31/2019 • 1,004,588 shares, or approximately 2% of outstanding shares, remaining to repurchase under this authorization • We continue to execute the Board-approved share buyback plan, including opportunistically repurchasing shares, based on current valuation levels, above our stated practice of returning a minimum of 25% of annual net income to stockholders through dividends and share repurchases • The Board of Directors approved a quarterly cash dividend of $0.12 per share of common stock. This will be paid on 2/21/2020 to stockholders of record as of 2/6/2020. (1) As defined in our most recent proxy. 35

WSFS Mission, Vision, Strategy and Values 36

Appendix: Non-GAAP Financial Information

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Net interest income (GAAP)	$ 117,569	$ 120,833	$ 64,674	$ 444,948	$ 246,474
Core net interest income (non-GAAP)	$ 117,569	$ 120,833	$ 64,674	$ 444,948	$ 246,474
Noninterest income (GAAP)	$ 41,770	$ 62,346	$ 38,186	$ 188,109	$ 162,541
Less: Securities gains	255	-	-	333	21
Less: Unrealized gains on equity investment	-	21,344	2,150	26,175	20,745
Less: Gain on sale of Visa Class B shares	-	-	-	-	3,757
Core fee income (non-GAAP)	$ 41,515	$ 41,002	$ 36,036	$ 161,601	$ 138,018
Core net revenue (non-GAAP)	$ 159,084	$ 161,835	$ 100,710	$ 606,549	$ 384,492
Core net revenue (non-GAAP)(tax-equivalent)	$ 159,365	$ 162,135	$ 101,055	$ 607,764	$ 385,852
Noninterest expense (GAAP)	$ 98,126	$ 109,561	$ 61,350	$ 413,127	$ 225,047
(Plus)/less: Recovery of fraud loss	(463)	-	-	(463)	(1,675)
Plus/(less): Recovery for legal settlement	-	-	-	-	(7,938)
Less: Corporate development expense	4,607	10,517	2,205	55,697	6,456
Less: Restructuring expense	1,530	8,360	-	16,133	-
Core noninterest expense (non-GAAP)	$ 92,452	$ 90,684	$ 59,145	$ 341,760	$ 228,204
Core efficiency ratio	58.0%	55.9%	58.5%	56.2%	59.1%
Core fee income as a percentage of total core net revenue (tax equivalent)	26.1%	25.3%	35.7%	26.6%	35.8%
GAAP net income attributable to WSFS	$ 45,704	$ 53,882	$ 29,718	$ 148,809	$ 134,743
Plus (less): Pre-tax adjustments [1]	$ 5,419	(2,467)	$ 55	$ 44,859	$ (27,680)
(Plus)/less: Tax impact of pre-tax adjustments	(1,023)	590	141	(8,564)	7,244
Adjusted net income (non-GAAP) attributable to WSFS	$ 50,100	$ 52,005	$ 29,914	$ 185,104	$ 114,307
GAAP return on average assets (ROA)	1.48%	1.72%	1.66%	1.30%	1.92%
Plus (less): Pre-tax adjustments [1]	0.18%	-0.08%	-	0.39%	-0.39%
(Plus) less: Tax impact of pre-tax adjustments (ROA)	-0.03%	0.02%	0.01%	-0.08%	0.10%
Core ROA (non-GAAP)	1.63%	1.66%	1.67%	1.61%	1.63%
EPS (GAAP)	$ 0.88	$ 1.02	$ 0.93	$ 3.00	$ 4.19
Plus (less): Pre-tax adjustments [1]	0.10	(0.05)	-	0.91	(0.86)
(Plus) less: Tax impact of pre-tax adjustments (EPS)	(0.02)	0.01	0.01	(0.17)	0.22
Core EPS (non-GAAP)	$ 0.96	$ 0.98	$ 0.94	$ 3.74	$ 3.55

(1) Securities gains, relealized/unrealized gains on equity investments, corporate development and restructuring expense, and recoveries of legal settlement and fraud loss

38

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	End of Period December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015
Total assets	**$ 12,256,302**	$ 7,248,870	$ 6,999,540	$ 6,765,270	$ 5,584,719
Less: Goodwill and other intangible assets	**568,745**	186,023	188,444	191,247	95,295
Total tangible assets	**$ 11,687,557**	$ 7,062,847	$ 6,811,096	$ 6,574,023	$ 5,489,424
Total stockholders' equity	**$ 1,850,306**	$ 820,920	$ 724,345	$ 687,336	$ 580,471
Less: Goodwill and other intangible assets	**568,745**	186,023	188,444	191,247	95,295
Total tangible common equity (non-GAAP)	**$ 1,281,561**	$ 634,897	$ 535,901	$ 496,089	$ 485,176
Calculation of tangible common book value per share:					
Book value per share (GAAP)	**$ 35.88**	$ 26.17	$ 23.05	$ 21.90	$ 19.50
Tangible common book value per share (non-GAAP)	**24.85**	20.24	17.06	15.80	16.30
Calculation of tangible common equity to tangible assets:					
Equity to asset ratio (GAAP)	**15.10%**	11.32%	10.35%	10.16%	10.39%
Tangible common equity to tangible assets ratio (non-GAAP)	**10.97%**	8.99%	7.87%	7.55%	8.84%

(dollars in thousands)	End of period December 31, 2019	September 30, 2019	December 31, 2018
GAAP net income attributable to WSFS	**$ 45,704**	$ 53,882	$ 29,718
Plus: Tax-effected amortization of intangible assets	**2,121**	2,113	537
Net tangible income (non-GAAP)	**$ 47,825**	$ 55,995	$ 30,255
Average shareholder's equity	**$ 1,856,311**	$ 1,842,759	$ 791,809
less: Average goodwill and intangible assets	**570,685**	574,253	186,418
Net average tangible common equity	**$ 1,285,626**	$ 1,268,506	$ 605,391
Return on average tangible common equity (non-GAAP)	**14.76%**	17.51%	19.83%
Calculation of core return on average tangible common equity:			
Adjusted net income (non-GAAP) attributable to WSFS	**$ 50,100**	$ 52,005	$ 29,914
Plus: Tax-effected amortization of intangible assets	**2,121**	2,113	537
Core net tangible income (non-GAAP)	**$ 52,221**	$ 54,118	$ 30,451
Net average tangible common equity	**$ 1,285,626**	$ 1,268,506	$ 605,391
Core return on average tangible common equity (non-GAAP)	**16.12%**	16.93%	19.96%

39

Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Dominic C. Canuso Chairman, President and CEO Chief Financial Officer 302-571-7296 302-571-6833 rlevenson@wsfsbank.com dcanuso@wsfsbank.com 40